Exhibit j

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to the Registration Statement No. 811-3723 on Form N-1A of Fidelity New York Municipal Trust, of our report dated March 1, 2002 appearing in the Annual Report to Shareholders of Spartan New York Municipal Income Fund for the year ended January 31, 2002.

We also consent to the reference to us under the heading "Auditor" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
May 20, 2002